Exhibit 23.3

The Board of Directors
The Buck A Day Company Inc.

      We consent to the use of our reports included herein and to the references to our firm under the heading "Experts" in the prospectus.


                                                  /s/ Stephen A. Diamond
                                                  ------------------------------
                                                  Chartered Accountants

[Toronto, Canada]
June 12, 2002